                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Westport Resources Corporation:


We consent to the incorporation by reference in the registration statements (Nos. 333-42107 and 333-102281) on Form S-3, (No. 333-105834) on Form S-4 and
(Nos. 333-05225, 333-68878, and 333-58338) on Form S-8 of Westport Resources
Corporation (formerly Belco Oil & Gas Corp.) of our report dated February 21, 2003, with respect to the consolidated balance sheet of Westport Resources Corporation as of December 31, 2002, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year ended December 31, 2002, which report appears in this Amendment No. 1 to the December 31, 2002 Annual Report on Form 10-K of Westport Resources Corporation.





                                                                     /s/KPMG LLP

                                                                        KPMG LLP



Denver, Colorado
February 2, 2004